Exhibit 2

                             STOCK OPTION AGREEMENT


     AGREEMENT, made as of the 1st day of April, 2003 ("Grant Date") by and between CPI Aerostructures, Inc., a New York corporation ("Company") with principal offices located at 200A Executive Drive Edgewood, New York 11717, and Eric Rosenfeld ("Optionee") with offices located at c/o Crescendo Partners, L.P., 350 Park Avenue, 4th Floor, New York, NY 10022.

     WHEREAS, the Optionee is presently a director of the Company and the Company is desirous of increasing the incentive of the Optionee to exert his utmost efforts in improving the business of the Company;

     WHEREAS, on January 1, 2003, pursuant to the terms and conditions of the Company's 1995 Stock Option Plan ("Plan"), the Board of Directors of the Company authorized that each non-employee director be granted immediately exercisable options to purchase 5,000 shares of the authorized but unissued common shares of the Company, $.001 par value ("Common Shares") on April 1st of each year as long as the director is serving as such on such date, conditioned upon the Optionee's acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan); and

     WHEREAS, the Optionee desires to acquire the Option on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;

     IT IS AGREED:

     1. Grant of Stock Option. The Company hereby grants to the Optionee the right and option ("Option") to purchase all or any part of an aggregate of 5,000 Common Shares ("Option Shares") on the terms and conditions set forth herein and subject to the provisions of the Plan.

     2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option that qualifies as an "Incentive Stock Option" under
Section 422 of the Internal Revenue Code of 1986, as amended.

     3. Exercise Price. The exercise price ("Exercise Price") of the Option shall be $6.45 per share, subject to adjustment as hereinafter provided.

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     4. Exercisability. Subject to the terms and conditions of the Plan and this
Agreement, this Option is exercisable immediately to the extent of all of the Option Shares, and shall remain exercisable until the close of business on March 31, 2008 ("Exercise Period").

     5. Termination Due to Death. Upon the death of the Optionee, the Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter.

     6. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Optionee for Federal income tax purposes with respect to the Option, the Optionee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount ("Withholding Tax"). The obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to the Optionee from the Company.

     7. Adjustments. In the event of any change in the Common Shares of the Company as a whole occurring as the result of a common stock split, or reverse split, common stock dividend payable on Common Shares, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of the Option, the Board of Directors shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of this Option or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Board of Directors, whose determination will be final, binding and conclusive.

     8. Method of Exercise.

          8.1. Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and of the Withholding Taxes, if any.

          8.2. Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Optionee as soon as practicable after payment therefor.



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     8.3. Payment of Purchase Price.

          8.3.1. Cash Payment. The Optionee shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

          8.3.2. Cashless Payment. Provided that prior approval of the Company has been obtained, the Optionee may use Common Shares of the Company owned by him or her to pay the purchase price for the Option Shares by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Common Shares used for this purpose shall be valued at the Fair Market Value.

          8.3.3. Payment of Withholding Tax. Any required Withholding Tax may be paid in cash or with Common Shares in accordance with Sections 8.3.1 and 8.3.2.

          8.3.4. Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Shares if in the opinion of counsel for the Company, (i) it could result in an event of "recapture" under Section 16(b) of the Securities Exchange Act of 1934; (ii) such Common Shares may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

     9. Nonassignability. The Option shall not be assignable or transferable, except by will or by the laws of descent and distribution in the event of the death of the Employee. No transfer of the Option by the Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

     10. Company Representations. The Company hereby represents and warrants to the Optionee that:

     (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

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     (ii) the Option Shares, when issued and delivered by the Company to the
Optionee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

     11. Optionee Representations. The Optionee hereby represents and warrants to the Company that:

     (i) he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

     (ii) he has received a copy of the Plan as in effect as of the date of this Agreement;

     (iii) he has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act, within the last 24 months and all reports issued by the Company to its stockholders;

     (iv) he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 ("1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

     (v) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (iii) above;

     (vi) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

     (vii) if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:


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               "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

               "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement dated as of April 1, 2003, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."


     12. Restriction on Transfer of Option Shares.

          12.1. Anything in this Agreement to the contrary notwithstanding, the Optionee hereby agrees that he or she shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him or her without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Optionee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

          12.2. Anything in this Agreement to the contrary notwithstanding, Optionee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him (i) prior to six months after the Grant Date and (ii) except in accordance with Company's policy regarding the sale and disposition of securities owned by Company insiders.

     13. Miscellaneous.

          13.1. Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier to the parties at their respective addresses set forth herein, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

          13.2. Conflicts with the Plan. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

          13.3. Optionee and Stockholder Rights. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due


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exercise of the Option. Nothing contained in this Agreement shall be deemed to confer upon Optionee any right to continue to be a director of the Company.

          13.4. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

          13.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Optionee and the Company.

          13.6. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives, any rights, remedies, obligations or liabilities.

          13.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

          13.8. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.



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          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above:

CPI AEROSTRUCTURES, INC.




By: /s/ Edward J. Fred
-----------------------
Name:    Edward J. Fred
Title:   Chief Executive Officer



Optionee:


/s/ Eric Rosenfeld
----------------------------
ERIC ROSENFELD


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                                                                       EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION

--------------------
       DATE

CPI AEROSTRUCTURES, INC.
200A Executive Drive
Edgewood, New York  11717
Attention:

                  Re:      Purchase of Option Shares

Gentlemen:

     In accordance with my Stock Option Agreement dated as of April 1, 2003 with CPI Aerostructures, Inc. ("Company"), I hereby irrevocably elect to exercise the right to purchase _________ common shares, par value $.001 per share of the Company, which are being purchased for investment and not for resale.

     As payment for my shares, enclosed is (check and complete applicable box[es]):

     |_| a [personal check] [certified check] [bank check] payable to the order of "CPI Aerostructures, Inc." in the sum of $_________;

     |_|  confirmation of wire transfer in the amount of $_____________; and/or

     |_| with the consent of the Company, a certificate for _____________ Common Shares of the Company, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the 1995 Stock Option Plan of $___________.


     I hereby represent and warrant to, and agree with, the Company that:

     (i) I am acquiring the Option Shares for my own account, for investment, and not with a view towards the distribution thereof;

     (ii) I have received a copy of the Plan and all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

     (iii) I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 ("1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

     (iv) I agree that I will not sell, transfer by any means or otherwise dispose of the Option Shares acquired by me hereby except in accordance with Company's policy regarding the sale and disposition of securities owned by Company insiders;



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     (v) in my position with the Company, I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

     (vi) my rights with respect to the Option Shares shall, in all respects, be subject to the terms and conditions of the Company's 1995 Stock Option Plan and the Agreement.

     (vii) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

     (viii) if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:

          "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

          "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement dated as of April 1, 2003, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."


     Kindly forward to me my certificate at your earliest convenience.


Very truly yours,

------------------------------                       ---------------------------
(Signature)                                          (Address)

------------------------------                       ---------------------------
(Print Name)

                                                     ---------------------------
                                                     (Social Security Number)


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